UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2023

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard, 4th Floor

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On October 30, 2023, Reginald Seeto, MBBS, the President and Chief Executive Officer of CareDx, Inc. (the “Company”), resigned from the Company. His last day of employment will be November 1, 2023 (the “Effective Date”), and effective November 2, 2023, he will transition to the role of Senior Advisor to the Chairperson (the “Chairperson”) of the Board of Directors of the Company (the “Board”). On November 1, 2023, Dr. Seeto also resigned from the Board, effective as of November 1, 2023. Dr. Seeto’s departure is not related to any matter regarding the Company’s financial condition, reported financial results, internal controls or disclosure controls and procedures.

In connection with Dr. Seeto’s resignation, on November 1, 2023, the Company entered into a separation agreement with Dr. Seeto (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Seeto released any claims against the Company, the Company released claims against Dr. Seeto arising out of his employment with, or separation from, the Company, and the Company will (i) pay Dr. Seeto an amount equal to $51,666 per month for 14 months from the date of his separation, payable in accordance with the Company’s normal payroll practices, and $620,000, his full annual bonus for 2023 at target, payable in accordance with the Company’s standard bonus schedule in February 2024, and (ii) reimburse him for health insurance coverage under COBRA until the earlier of 18 months from his employment separation date or when he becomes eligible for group health insurance coverage through a new employer.

In connection with Dr. Seeto’s resignation, the Company also entered into a consulting agreement with Dr. Seeto (the “Consulting Agreement”) for services as a Senior Advisor to the Chairperson, which will be effective November 2, 2023 (the “Commencement Date”). Pursuant to the Consulting Agreement, commencing November 2, 2023, Dr. Seeto will provide up to 40 hours of consulting services to the Company in any given month for an initial period of twelve months (the “Term”), which may be renewed for additional agreed upon periods upon written agreement of the Company and Dr. Seeto at least 90 days prior to the end of the Term (a “Renewal Term”). As consideration for the services to be provided by Dr. Seeto to the Company pursuant to the Consulting Agreement, the Company will pay Dr. Seeto $25,000 per month of services provided during the Term and any Renewal Term (the “Fee”). Additionally, Dr. Seeto’s outstanding unvested restricted stock unit awards shall continue vesting according to the original vesting schedules during the Term. If the Company terminates the Consulting Agreement prior to the expiration of the Term for any reason other than “Good Cause” (as defined in the Consulting Agreement), or Dr. Seeto terminates the Consulting Agreement prior to the expiration of the Term for “Good Reason” (as defined in the Consulting Agreement), the Company shall pay Dr. Seeto the then-unpaid Fee for the remaining portion of the Term. Pursuant to the Consulting Agreement, the Company agreed that, on the date that is the earlier of January 12, 2024 and the date in 2014 that the Company first files with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8, it will grant Dr. Seeto 340,000 restricted stock units (the “RSUs”), of which 50% shall vest upon termination of the Consulting Agreement, other than a termination by Dr. Seeto (unless for “Good Reason” (as defined in the Consulting Agreement)) or a termination by the Company for Good Cause, and the remaining 50% shall vest on the earlier of the one year anniversary of the Commencement Date and the termination of the Consulting Agreement other than a termination (y) by Dr. Seeto (unless for Good Reason) or (z) by the Company for Good Cause. In addition, all unvested equity awards then held by Dr. Seeto will automatically accelerate in full: (a) in the event of Dr. Seeto’s death or disability (as set forth in the Consulting Agreement), (b) if the Consulting Agreement term is not renewed, (c) if Dr. Seeto terminates the Consulting Agreement for Good Reason, or (d) if the Company terminates the Consulting Agreement without Good Cause.

The Consulting Agreement also contains customary confidentiality and non-solicitation provisions.

The foregoing descriptions of the Separation Agreement and Consulting Agreement are not complete and are qualified in their entirety by reference to the full texts of the Separation Agreement and Consulting Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Creation of Office of Chief Executive Officer

The Company is undertaking a search for a new Chief Executive Officer. During the interim period while the search for a new Chief Executive Officer is underway, the Company has established an Office of the Chief Executive Officer, comprised of Michael D. Goldberg, Chairman of the Board, Abhishek Jain, the Company’s Chief Financial Officer, and Alexander L. Johnson, the Company’s President of Patient & Testing Services, to assume the duties of Chief Executive Officer, effective as of the Effective Date. Mr. Johnson also assumed the duties of the Company’s principal executive officer as of the Effective Date.

Mr. Goldberg, age 65, has served as a member of the Board since November 2011 and the Chair of the Board since November 2021. He previously served as the Company’s Lead Independent Director from January 2020 to November 2021, and as the Chair of the Board from November 2011 to January 2020. Mr. Goldberg has served as a director and executive chairman of the Board of Directors of DNAnexus, Inc., a cloud-based genome informatics and data management company, and as an advisor to other private life science companies since May 2011. In addition to his role at DNAnexus, Inc., Mr. Goldberg serves as a director and chairman of the Board of Directors of YorLabs, Inc., a cardiac catheter ultrasound systems company. Mr. Goldberg also served on the Board of Directors for eHealth, Inc. from 1999 to 2021. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm, where he led life sciences investments in the area of molecular diagnostics, personalized medicine and digital healthcare. In 1987, Mr. Goldberg founded Axion, Inc., a cancer treatment services company, and served as its Chief Executive Officer until its sale in 1995. Prior to Axion, Mr. Goldberg was a partner at the venture capital firm of Sevin Rosen Management Company from 1985 to 1987, where he established the firm’s life science practice, and director of corporate development at Cetus Corporation from 1981 to 1985. Mr. Goldberg has served as a member of the Board of Directors of numerous companies in the biotech and health sciences industry. Mr. Goldberg has served on boards and advisory boards of a number of industry, academic and public policy institutions in biotechnology and finance, including the Board of the Independent Citizens Oversight Committee, which is the governing board for the California Institute for Regenerative Medicine, the Board of the Western Association of Venture Capitalists, the Advisory Boards for the Harvard Center for Genetics and Genomics, the Berkeley Center for Law and Technology, the UCSF Center for Translational and Policy Research on Personalized Medicine and the Stanford Distinguished Careers Institute. Mr. Goldberg holds a B.A. from Brandeis University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Jain, age 47, has served as the Company’s Chief Financial Officer since September 2022. Mr. Jain served as the Company’s Interim Chief Financial Officer from May 2022 to September 2022. Prior to that, since joining the Company in August 2021, Mr. Jain had served as the Company’s Vice President, Corporate Controller, where he was responsible for global accounting functions and SEC filings. During that time, he worked closely with the Audit and Finance Committee of the Board, financial planning and analysis team and business partners. Prior to joining the Company, Mr. Jain spent approximately 20 years at Agilent Technologies, Inc., in a number of progressing finance positions and customer-facing roles, including his last role, where he helped drive above-market growth for orders of an approximately $5 billion business. Mr. Jain has extensive knowledge in driving channel strategy, expanding margins, scaling operations and leading global teams. Mr. Jain is a member of the Institute of Chartered Accountants of India.

Mr. Johnson, age 49, has served as the Company’s President of Patient and Testing Services since September 2022. Mr. Johnson served as the Company’s Chief Business Officer and Head of Testing Services from July 2021 to September 2022. Prior to that, he served as Senior Vice President, Products at Cell Therapy & Business Development of the Company from May 2020 to July 2021 and previously served as Vice President at Laboratory Solutions Business from August 2018 to May 2020 and Vice President at Finance from April 2018 to July 2018. Prior to joining the Company, Mr. Johnson was Chief Operating Officer of BioGraph 55, a venture-backed immuno-oncology drug development company that uses advanced imaging analytics and machine learning to capture clinically relevant content from the tumor microenvironment, from September 2015 to August 2018. From August 2014 to January 2015, Mr. Johnson served as President of Diadexus, Inc. From 2009 to 2014, Mr. Johnson was with Novartis, with roles at Novartis Diagnostics, a global provider of blood screening solutions, and Novartis AG based in Basel, Switzerland where he led acquisitions in oncology and diagnostics. Prior to Novartis, Mr. Johnson worked at UBS Investment Bank in the Global Healthcare group. Mr. Johnson studied economics at Union College (NY) and received his M.B.A. in Finance from Columbia Business School. A petition of bankruptcy was filed by Diadexus, Inc. in June 2016.

None of Mr. Goldberg, Mr. Jain or Mr. Johnson has any family relationships with any director or executive officer of the Company. Additionally, none of Mr. Goldberg, Mr. Jain or Mr. Johnson has engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K, other than as disclosed under the heading “Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2023, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release regarding the Chief Executive Officer transition and raising the Company’s full year 2023 revenue guidance to be in the range of $274 to $278 million.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the CEO transition, the Company’s search to identify a successor CEO and the Company’s updated revenue guidance for 2023. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: the risk that the Company does not identify a CEO successor on a timely basis; the risk that revenue may decline or not meet internal expectations; risks related to the Company’s ability to achieve certain revenue targets and generate sufficient revenue from its existing products; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the Company’s products; risks related to increased competition; general economic and market factors; and other risks discussed in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by the Company with the SEC on February 27, 2023, the quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed by the Company with the SEC on May 10, 2023, the quarterly report on Form 10-Q for the quarter ended June 30, 2023 filed by the Company with the SEC on August 8, 2023, and other reports that the Company has filed with the SEC. Any of these may cause the Company’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by the Company’s forward-looking statements. The Company expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2023, issued by CareDx, Inc.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2023	CAREDX, INC.

	By:	/s/ Abhishek Jain
Abhishek Jain
Chief Financial Officer